UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

May 10, 2011

Date of Report (Date of earliest event reported)

PACWEST BANCORP

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	00-30747 (Commission File Number)	33-0885320 (I.R.S. Employer Identification No.)

10250 Constellation Blvd., Suite 1640

Los Angeles, CA 90067

(Address of principal executive offices and zip code)

(310) 286-1144

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 5.07.              Submission of Matters to a Vote of Security Holders.

On May 10, 2011, PacWest Bancorp (the “Company”) held its annual meeting of stockholders. The Company’s stockholders approved each of the four proposals detailed in the Company’s 2011 Proxy Statement as follows:

Proposal 1

The election of the Company’s directors for the annual term expiring in 2012:

		For	Withhold	Broker Non-Votes
1.	Election of Directors:
	Mark N. Baker	29,179,923	340,384	3,065,935
	Craig C. Carlson	29,176,989	343,318	3,065,935
	Stephen M. Dunn	24,996,188	4,524,119	3,065,935
	John M. Eggemeyer	21,571,499	7,948,808	3,065,935
	Barry C. Fitzpatrick	24,995,062	4,525,245	3,065,935
	George E. Langley	27,963,401	1,556,906	3,065,935
	Susan E. Lester	29,181,155	339,152	3,065,935
	Timothy B. Matz	24,994,066	4,526,241	3,065,935
	Arnold W. Messer	24,994,634	4,525,673	3,065,935
	Daniel B. Platt	29,041,565	478,742	3,065,935
	John W. Rose	28,744,166	776,141	3,065,935
	Robert A. Stine	24,612,779	4,907,528	3,065,935
	Matthew P. Wagner	28,070,227	1,450,080	3,065,935

Proposal 2

Ratification of the selection of KPMG, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011:

For	Against	Abstain	Broker Non-Vote

31,912,632	414,546	259,064	0

Proposal 3

Advisory vote on Executive Compensation:

For	Against	Abstain	Broker Non-Vote

19,261,023	10,108,375	150,909	3,065,935

Proposal 4

Advisory vote on the frequency of future advisory votes on Executive Compensation:

1 Year	2 Years	3 Years	Abstain	Broker Non-Vote

15,881,622	384,319	13,058,049	196,317	3,065,935

The Board will evaluate the results of such non-binding advisory vote regarding the frequency of future non-binding advisory votes on executive compensation at a future meeting and make a determination as to whether the Company will submit future non-binding advisory votes on executive compensation for consideration by shareholders every one, two or three years. The Company will amend this Current Report on Form 8-K to provide information regarding such determination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACWEST BANCORP

May 13, 2011	By:	/s/ Lynn M. Hopkins
Lynn M. Hopkins
Executive Vice President and Corporate Secretary